UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 15, 2005
MONTPELIER RE HOLDINGS LTD.
(Exact Name of Registrant as Specified in Its Charter)

Bermuda (State or Other Jurisdiction of Incorporation or Organization)	001-31468 (Commission File Number)	98-0428969 (I.R.S. Employer Identification No.)
Mintflower Place
8 Par-La-Ville Road
Hamilton HM 08
Bermuda
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (441) 296-5550
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
CFO Service Agreement
     On November 18, 2005, the Board of Directors of the Company (the “Board”) approved a change in the base salary for Kernan V. Oberting, the Company’s Chief Financial Officer, effective January 1, 2006, from which date his base salary will be $350,000 per annum.
Montpelier Long-Term Incentive Plan Awards
     On November 18, 2005, the Board also approved awards of performance shares and restricted share units for the 2006-2008 performance period to certain employees of the Company, including the Company’s executive officers, under the Montpelier Re Holdings Ltd. Long-Term Incentive Plan (the “LTIP”). The executive officers of the Company were granted target awards under the LTIP as follows: Mr. Anthony Taylor, the Company’s President and Chief Executive Officer, 30,000 performance shares and 65,000 restricted share units; Mr. C. Russell Fletcher, III, the Company’s Chief Underwriting Officer, 25,000 performance shares and 55,000 restricted share units; Mr. Thomas G.S. Busher, the Company’s Chief Operating Officer and Executive Vice President, 22,000 performance shares and 42,000 restricted share units; Mr. Nicholas Newman-Young, Managing Director of Montpelier Marketing Services (UK) Limited, 5,000 performance shares and 10,000 restricted share units; and Mr. Kernan V. Oberting, the Company’s Chief Financial Officer, 18,000 performance shares and 36,000 restricted share units.
     Each award of performance shares granted is with respect to a three-year performance cycle beginning on January 1, 2006 and ending on December 31, 2008. At the end of the performance period, the actual number of performance shares earned by each of the executive officers named above will be determined based on the achievement of certain performance goals. 0% to 200% of the target performance shares may be earned by the executive officer, based on the achievement of the performance goals. With respect to the awards granted for the 2006-2008 performance period, the Board approved a performance objective based on the Company’s achievement of a certain percentage of return on allocated capital, which is defined as insurance earnings over allocated capital, and, for certain members of senior management, established an additional performance objective of return achieved on average shareholder’s equity versus return on allocated capital (the awards of Messrs. Taylor, Fletcher, Busher and Oberting are subject to both performance objectives). Payment in respect of an award of performance shares under the LTIP will made in cash, in shares of Company common stock or in a combination of the two, as determined by the Compensation & Nominating Committee of the Board of Directors. If a participant terminates employment with the Company prior to the end of the performance period, under certain circumstances he will be entitled to receive a pro-rated number of performance shares based on the number of months he was employed by the Company during the performance period, or the full number of performance shares, without pro-ration, depending on the date of termination.
     Each award of restricted share units will vest ratably in three equal tranches on December 31, 2006, 2007 and 2008, subject to the participant’s remaining employed at the applicable vesting date. Shares will be issued to the participant in satisfaction of the restricted share unit award as soon as reasonably practicable following the end of the three-year vesting period. If a participant terminates employment with the Company prior to the end of the vesting period, all unvested restricted share units shall be forfeited, and any vested restricted share units shall be settled at the end of the vesting period.
     Upon certain terminations in connection with a change in control, a participant will be entitled to payment with respect to the target number of performance shares in cash at the time of termination and the restricted share units will be deemed to have vested in full and the participant will be entitled to shares with respect to the restricted share units.
     The foregoing description of the awards does not purport to be complete and is qualified in its entirety by reference to the form of Performance Share and Restricted Share Unit Award Agreement under the LTIP, which is filed as Exhibit 10.1 hereto, and is incorporated into this report by reference.
Montpelier 2006 Annual Bonus Plan
     On November 18, 2005, the Board also approved the Company’s 2006 Annual Bonus Plan. This Plan provides for the payment to eligible employees, including the Company’s executive officers, of annual incentive compensation. The awards for Messrs. Taylor, Fletcher, Busher, Oberting and Newman-Young, with respect to 2006 will be determined using targets based on the return on allocated capital achieved by the Company (insurance earnings over allocated capital), as well as, with respect to Messrs. Taylor, Fletcher, Busher and Oberting, an additional performance target based on return achieved on shareholders equity versus return on allocated capital. For Messrs. Taylor, Fletcher, Busher and Oberting, the minimum, target and maximum bonuses under the Plan are 50%, 100%, and 200% of such individual’s base salary, respectively. For Mr. Newman-Young, the minimum, target and maximum bonuses under the Plan are 37.5%, 75%, and 150% of his base salary, respectively. The foregoing description of the 2006 Annual Bonus Plan does not purport to be complete and is qualified in its entirety by reference to the Plan, which is filed as Exhibit 10.2 hereto, and is incorporated into this report by reference.
Director Compensation
     At the same meeting, the Board approved compensation arrangements for the Company’s directors for the 2006 calendar year, which will remain effective for future years until further notice. These compensation arrangements include: (a) annual fees of $75,000 per director, $30,000 of which may be applied to the purchase of share units under the Directors Equity Plan; (b) annual fees for the Chairmen of the Finance and Compensation and Nominating Committees of $7,500 each; (c) annual fees for the Chairmen of the Audit and Underwriting Committees of $50,000 each; (d) annual fees of $10,000 for each member of the Audit and Underwriting Committees; and (e) attendance fees of $2,000 per meeting for non-management directors of the Board and non-management members of all committees.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     (b) On November 15, 2005, Mr. Neil W. McConachie, the Company’s Chief Accounting Officer and Treasurer, submitted his resignation to the Company with effect from May 15, 2006 or such earlier date as may be agreed with the Company.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
          The following exhibits are filed as part of this report:

Exhibit No.	Description
10.1	Form of Performance Share and Restricted Share Unit Award Agreement under Montpelier’s Long-Term Incentive Plan
10.2	Montpelier Re Holdings Ltd. 2006 Annual Bonus Plan

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Montpelier Re Holdings Ltd.

(Registrant)

November 21, 2005	By: /s/ Jonathan B. Kim

Date	Name: Jonathan B. Kim
Title: General Counsel and Secretary